CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated September 22, 2003, relating to the financial statements and financial highlights which appears in the July 31, 2003 Annual Report to Shareholders of Alpha Hedged Strategies Fund (formerly Alpha Strategies I Fund), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights” and “Independent Auditors” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Milwaukee, Wisconsin
November 25, 2003